SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: November 25, 2008
DYCOM INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Florida (State or other jurisdiction) of incorporation)	0-5423 (Commission file number)	59-1277135 (I.R.S. employer identification no.)
11770 U.S. Highway One, Suite 101
Palm Beach Gardens, Florida 33408
(Address of principal executive offices) (Zip Code)
(561) 627-7171
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01	Entry into a Material Definitive Agreement.
1. 2009 Annual Incentive Plan
On October 17, 2008, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company recommended, and the Board approved, the Dycom Industries, Inc. 2009 Annual Incentive Plan (the “Annual Plan”). At the Annual Meeting of Shareholders of the Company held on November 25, 2008, the shareholders of the Company approved the Annual Plan, a copy of which is incorporated by reference to this Current Report on Form 8-K as Exhibit 10.1.
The Annual Plan will be administered by the Committee or any successor committee appointed by the Board to administer the Annual Plan, which shall be comprised of at least two members of the Board who shall be ineligible to participate in the Annual Plan. Each member of the Committee shall be an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee has the authority to interpret the Annual Plan and maintain administrative guidelines and procedures relating to the Annual Plan. The determinations of the Committee are final, binding and conclusive upon all persons.
Each employee who is recommended by the Chief Executive Officer to participate in the Annual Plan and is approved by the Committee, or is included in the Annual Plan by the Committee, is eligible to participate in the Annual Plan for the fiscal year. To meet the requirements of Section 162(m), certain more restrictive provisions of the Annual Plan apply only to “executive officers.” For purposes of the Annual Plan, “executive officers” shall be those employees designated by the Committee from year to year for purposes of qualifying payouts under the Annual Plan for exemption from Section 162(m) of the Code.
Prior to each fiscal year or as soon as practicable thereafter, the Committee will establish performance goals which may be based on any combination of consolidated Company, business unit, division, and individual performance goal measures. Performance goal measures with respect to executive officers, as designated by the Committee, will be determined annually from among the factors included in the Annual Plan, or any combination thereof.
Prior to each fiscal year or as soon as practicable thereafter, the Committee will also establish, for each job classification, various levels of award payments depending upon the level of achievement of the performance goal measures. Final awards will be based on the level of achievement of the performance goal measures, the participant’s job classification and the predetermined award payout levels. Except with respect to executive officers, the Committee has the discretion to adjust performance goals and payout levels during a fiscal year. With respect to executive officers, the Committee can reduce or eliminate the amount of the final award and can exercise such other discretion as on the advice of tax counsel will not adversely affect the deductibility for federal income tax purposes of any amount paid under the Annual Plan. The maximum amount payable under the Annual Plan to a participant for any fiscal year will be $2,500,000.

As soon as practicable after the end of the fiscal year, the Committee will certify in writing the extent to which the performance goals have been achieved and whether any other relevant terms of the awards have been satisfied. Awards will be paid in cash no later than two and a half months following the end of the fiscal year to which the award relates.
In the event of a participant’s death, disability or retirement, the final award of such participant will be reduced to reflect the number of days that the participant was employed by the Company during the plan year. In the event of any other kind of termination of service, the participant’s award for the fiscal year of termination will be forfeited; provided, however, that the Committee has the discretion to pay an award for the portion of the year that the participant was employed by the Company.
The Annual Plan shall remain in effect from August 1, 2009, and continue until August 1, 2019, unless terminated earlier by the Committee.
The Committee may, at any time, amend any or all of the provisions of the Annual Plan or suspend or terminate it entirely. No amendment, suspension or termination may reduce the rights of a participant under an award without the participant’s consent.
The above summary of the Annual Plan does not purport to be complete and is qualified in its entirety by reference to the Annual Plan document, a copy of which is incorporated by reference as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.
2. 2003 Long-Term Incentive Plan
On October 17, 2008, the Committee recommended, and the Board approved, the submission to shareholders for re-approval of the material terms of the existing performance goals and for approval of the material terms of additional performance goals under the Dycom Industries, Inc. 2003 Long-Term Incentive Plan (the “Long-Term Plan”), a copy of which is incorporated by reference to this Current Report on Form 8-K as Exhibit 10.2.
The Committee grants awards under the Long-Term Plan to key employees or officers of the Company or its subsidiaries with the potential to contribute to the future success of the Company or its subsidiaries. Members of the Committee are not eligible to receive awards under the Long-Term Plan.
A maximum aggregate number of 4,000,000 shares of common stock (subject to future forfeitures of outstanding awards) are authorized under the Long-Term Plan. The aggregate number of shares available for issuance under the Long-Term Plan may be proportionately adjusted in the sole discretion of the Committee in the event of certain changes in the Company’s capitalization or a similar transaction. Shares issued pursuant to the Long-Term Plan may be authorized but unissued shares, treasury shares or any combination thereof. In accordance with the requirements under the regulations promulgated under Section 162(m) of the Internal Revenue Code (the “Code”), no eligible individual may receive awards with respect to an aggregate of more than 250,000 shares of common stock in any one-year period.

The Long-Term Plan is administered by the Committee. Subject to the terms of the Long-Term Plan, the Committee will have full and final authority to select participants, grant awards and set forth the terms and conditions of such awards. The Committee also has the authority to take any other action desirable or necessary to interpret, construe or implement properly the provisions of the Long-Term Plan or any related award document.
The Committee will specify, at or after the time of grant of an award, the effect, if any, that a participant’s termination of employment or a change in control of the Company will have on the disposition of or vesting, exercisability, payment, settlement or lapse of restrictions applicable to an award.
The Long-Term Plan authorizes the issuance of both incentive stock options, as defined in Section 422 of the Code, and nonqualified stock options. The terms of any incentive stock option under the Long-Term Plan will comply in all material respects with the provisions of Section 422 of the Code and any regulations promulgated thereunder. The term of an option will be fixed by the Committee upon grant; provided, however, that the term may not exceed ten years. The vesting schedules of an option grant will be determined by the Committee at the date of grant and will be governed by the award documents.
In addition to options, the Committee has the authority to grant and specify the terms and provisions of (i) restricted stock and restricted share units; (ii) performance-based restricted stock and performance-based restricted share units; (iii) stock appreciation rights; and (iv) any other forms of equity-based or equity-related awards not described above which the Committee determines to be consistent with the purpose of the Long-Term Plan and the interests of the Company. Notwithstanding the foregoing, the restriction period with respect to an award of restricted stock or restricted share units may not be less than three years. Any awards granted under the Long-Term Plan may be made singly or in combination or tandem with any other awards under the Long-Term Plan or in combination with, in replacement of, or as alternatives to awards or rights under any other plan of the Company.
The Committee may determine whether any award granted under the Long-Term Plan is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such awards designated to be “performance-based compensation” will be conditioned on the achievement of one or more performance goals, to the extent required by Section 162(m) of the Code. The performance goals that may be used by the Committee for such awards will be based on the financial goals set forth in the Long-Term Plan and quantifiable non-financial goals. Each participant is assigned a target award payable if target performance goals are achieved. The performance period applicable to a performance-based award may not be less than one year. If a participant’s performance exceeds the target performance goals, awards may be greater than the target award, but may not exceed 200% of such participant’s target award. The Committee retains the right to reduce any award if it believes that individual performance does not warrant the award calculated by reference to the result.

The Board or the Committee may amend, modify, suspend or terminate the Long-Term Plan at any time, except that shareholder approval is required to (i) increase the maximum number of shares issuable under the Long-Term Plan, (ii) materially amend or modify any materials term of the Plan, (iii) reprice any stock options or stock appreciation rights, or (iv) generally, to reduce the exercise price of any outstanding option or outstanding stock appreciation rights. No amendment or termination may adversely affect a participant’s rights with respect to previously granted awards without his or her consent.
The existence of the Long-Term Plan and any award documents does not affect or restrict in any way the right or power of the Company to effect corporate changes or acts. In the event of any change in the outstanding common stock by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination or exchange of shares or any other significant corporate event affecting the common stock, the Committee, in its discretion, may make (i) such proportionate adjustments as it considers appropriate to prevent diminution or enlargement of the rights of participants under the Long-Term Plan with respect to the aggregate number of shares of common stock for which awards in respect thereof may be granted under the Long-Term Plan, the number of shares of common stock covered by each outstanding award and the exercise prices in respect thereof and/or (ii) such other adjustments as it deems appropriate.
The Long-Term Plan will remain in effect until November 25, 2013, unless earlier terminated by the Board. No awards may be granted under the Long-Term Plan after November 25, 2013.
The above summary of the Long-Term Plan does not purport to be complete and is qualified in its entirety by reference to the Long-Term Plan document, a copy of which is incorporated by reference as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
1. Timothy R. Estes Employment Agreement
On November 25, 2008, Dycom Industries, Inc. (the “Company”) entered into an employment agreement with Timothy R. Estes (the “Employment Agreement”), a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.3, that supersedes the employment agreement between the Company and Mr. Estes, dated as of November 4, 2004.
Mr. Estes will continue to serve as Chief Operating Officer of the Company. The Employment Agreement provides for a term of employment that continues until December 31, 2012. If, during the term of the Employment Agreement, there is a “change in control” of the Company at any time following December 31, 2010, Mr. Estes employment under the Employment Agreement will be extended for an additional two years.
During the term of the Employment Agreement, Mr. Estes will receive the following compensation and benefits: (i) an annual base salary of $500,000 (subject to increase by the Compensation Committee of the Board of Directors); (ii) an annual bonus as determined by the Board of Directors with a maximum bonus opportunity of not less than 100% of his base salary; (iii) eligibility to participate in long-term incentive plans of the Company; (iv) eligibility to participate in all employee benefit plans or programs of the Company; and (v) an annual executive physical.
If Mr. Estes resigns his employment with the Company without “good reason” or the Company terminates his employment for “cause,” he will not be entitled to any severance payments. Subject to Mr. Estes’ execution and delivery of a general waiver and release, if the Company terminates his employment without cause or Mr. Estes resigns his employment with the Company for good reason during the employment term, but prior to a change in control of the Company, Mr. Estes will be entitled to a cash severance payment equal to two times the sum of: (x) his then annual base salary, plus (y) the greater of (i) the average amount of the annual bonus paid to him during the three fiscal years immediately preceding such termination or resignation or (ii) 100% of his then annual base salary. The cash severance payment will be payable in substantially equal monthly installments over the 18-month period following such termination or resignation, provided that any remaining payments will be paid in a lump sum within five days following a change in control. In addition, Mr. Estes will continue to participate in the Company’s health and welfare plans for a period of two years following his resignation of employment for good reason or his termination of employment by the Company without cause.
Subject to Mr. Estes’ execution and delivery of a general waiver and release, in the event the Company terminates Mr. Estes’ employment without cause or Mr. Estes resigns employment with the Company for good reason following a change in control of the Company, Mr. Estes will be entitled to a cash severance payment equal to two times the sum of: (x) his then annual base salary, plus (y) the greater of (i) the average amount of the annual bonus paid to him during the three fiscal years immediately preceding such termination or resignation or (ii) 100% of his then annual base salary. Mr. Estes will also be entitled to a pro-rata annual bonus for the year in which such termination of resignation occurs equal to the greater of (i) the average amount of the annual bonus paid to him during the three fiscal years immediately preceding such termination or resignation or (ii) the annual bonus that he would have received based on the actual performance achieved through the date of such termination or resignation. These amounts will be payable in a single lump sum within five days following such termination or resignation. Mr. Estes will also continue to participate in the Company’s health and welfare plans for a period of two years following his termination or resignation.
In addition, all outstanding equity awards held by Mr. Estes at the time of his resignation of employment with the Company for good reason or his termination of employment by the Company without cause following a change in control, will fully and immediately vest and all outstanding performance shares, performance share units or equivalent awards will vest at their target performance levels.
Subject to Mr. Estes’ execution and delivery of a general waiver and release, in the event the Company fails to renew the Employment Agreement following the expiration of the employment term on substantially no less favorable terms and Mr. Estes terminates his employment, he will be entitled to receive a cash severance payment equal to: (x) one times his then annual base salary, plus (y) the greater of (i) the average amount of the annual bonus paid to him during the immediately preceding three fiscal years or (ii) 100% of his base salary. The severance payment will be payable in substantially equal monthly installments over the 12-month period following such non-renewal of the Employment Agreement, provided that any remaining payments will be paid in a lump sum within five days following a change in control.
If any severance payment would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the Company will pay Mr. Estes a gross-up payment such that the net amount of the severance payment retained by Mr. Estes after the deduction of any excise tax will be equal to the amount of such payment prior to the imposition of such excise tax; provided, however , that if the present value of the payments to be made to Mr. Estes does not exceed the product of (i) three times his “base amount” (within the meaning of Section 280G of the Internal Revenue Code), multiplied by (ii) 110%, then the severance payments to be provided under the Employment Agreement shall be reduced by the least amount necessary such that no such severance payment will be subject to the excise tax .
Mr. Estes is subject to a five-year confidentiality covenant and one-year noncompetition and nonsolicitation covenants. Mr. Estes is also subject to an assignment of inventions and developments agreement. The Employment Agreement also provides for arbitration in the event of any dispute or controversy arising out of the Employment Agreement or Mr. Estes employment with the Company. The Company has also agreed to reimburse Mr. Estes, on an after tax basis, for all reasonable legal fees incurred by him in enforcing the Employment Agreement.

The above summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.
2. Appointment of Lisa Aliperta as Chief Accounting Officer
The Board of Directors of the Company has appointed Lisa Aliperta as Chief Accounting Officer, effective November 25, 2008. Prior to joining the Company in August 2008, Ms. Aliperta, 41, was with Time Warner Cable from October 2001, most recently as Vice President of Operations Accounting. From 1991 through 2001, Ms. Aliperta was employed by Ernst & Young LLP most recently as a senior audit manager in Assurance and Advisory Business Services.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	2009 Annual Incentive Plan (incorporated by reference to Dycom’s Definitive Proxy Statement filed with the SEC on October 30, 2008).

10.2	Dycom Industries, Inc. 2003 Long-Term Incentive Plan, amended and restated effective as of October 1, 2008 (incorporated by reference to Dycom’s Definitive Proxy Statement filed with the SEC on October 30, 2008).

10.3	Employment agreement by and between Dycom Industries, Inc. and Timothy R. Estes, dated November 25, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: December 2, 2008

By:	/s/ Richard B. Vilsoet
	Name:	Richard B. Vilsoet
	Title:	Vice President, General Counsel and Corporate Secretary

Index to Exhibits

Exhibit No.	Description

10.1	2009 Annual Incentive Plan (incorporated by reference to Dycom’s Definitive Proxy Statement filed with the SEC on October 30, 2008).

10.2	Dycom Industries, Inc. 2003 Long-Term Incentive Plan, amended and restated effective as of October 1, 2008 (incorporated by reference to Dycom’s Definitive Proxy Statement filed with the SEC on October 30, 2008).

10.3	Employment agreement by and between Dycom Industries, Inc. and Timothy R. Estes, dated November 25, 2008.

10